Exhibit (11)

October 13, 2016

Transamerica Funds

1801 California St., Suite 5200

Denver, Colorado 80202

Ladies and Gentlemen:

We have acted as counsel to Transamerica Funds, a Delaware statutory trust (the “Trust”), and on behalf of each of its series listed on Exhibit A hereto under “Acquiring Fund/Classes” (each an “Acquiring Fund”), in connection with the Trust’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about October 13, 2016 (the “Registration Statement”), with respect to each Acquiring Fund’s Class R shares, Class R4 shares and Class I3 shares (the “Shares”) of beneficial interest to be issued in exchange for the assets of the corresponding series of Transamerica Partners Funds Group, Transamerica Partners Funds Group II and Transamerica Partners Portfolio listed on Exhibit A under “Acquired Fund/Portfolio,” as described in the Registration Statement (the “Reorganization”). You have requested that we deliver this opinion to you in connection with the Trust’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a)	A certificate of the Secretary of State of the State of Delaware, dated as of a recent date, as to the existence of the Trust;

(b)	A copy, certified by the Secretary of State of the State of Delaware, dated as of a recent date, of the Trust’s Certificate of Trust, filed with the Secretary of State of the State of Delaware (the “Certificate of Trust”);

(c)	A certificate executed by the Secretary of the Trust, certifying as to, and attaching copies of, the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), the Trust’s By-Laws (the “By-Laws”), and the resolutions adopted by the Trustees of the Trust at a meeting held on September 15-16, 2016, authorizing the Reorganization and the issuance of the Shares on behalf of the Acquiring Fund (the “Resolutions”);

(d)	A copy of the Registration Statement; and

(e)	A copy of the form of the Agreement and Plan of Reorganization to be entered into by the Trust, on behalf of the Acquiring Fund (the “Agreement and Plan of Reorganization”).

Morgan, Lewis & Bockius LLP

One Federal Street
Boston, MA 02110-1726	+1.617.341.7700
United States	+1.617.341.7701

Transamerica Funds

October 13, 2016

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement as filed with the Commission will be in substantially the form of the copy referred to in paragraph (d) above, and that the Agreement and Plan of Reorganization will be duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in paragraph (e) above. We have also assumed for the purposes of this opinion that the Declaration, the Certificate of Trust, the Resolutions and the Agreement and Plan of Reorganization will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of the Shares.

This opinion is based entirely on our review of the documents listed above and such other documents as we have deemed necessary or appropriate for the purposes of this opinion and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

This opinion is limited solely to the Delaware Statutory Trust Act to the extent that the same may apply to or govern the transactions referred to herein, and we express no opinion with respect to the laws of any other jurisdiction or to any other laws of the State of Delaware. Further, we express no opinion as to any state or federal securities laws, including the securities laws of the State of Delaware. No opinion is given herein as to the choice of law or internal substantive rules of law which any tribunal may apply to such transaction. In addition, to the extent that the Declaration or the By-Laws refer to, incorporate or require compliance with, the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the Delaware Statutory Trust Act, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing and to the further assumptions and limitations hereinafter set forth, please be advised that it is our opinion that the Shares, when issued and sold in accordance with the Declaration and the Resolutions and for the consideration described in the Agreement and Plan of Reorganization, will be validly issued, fully paid and nonassessable.

This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours, /s/ Morgan, Lewis & Bockius LLP MORGAN, LEWIS & BOCKIUS LLP

Transamerica Funds

October 13, 2016

Exhibit A

Acquired Fund/Portfolio	Acquiring Fund/Classes
Transamerica Partners Core Bond (a series of Transamerica Partners Funds Group (“TPFG”))	Transamerica Intermediate Bond
Class R

Transamerica Partners Institutional Core Bond (a series of Transamerica Partners Funds Group II (“TPFG II”))	Transamerica Intermediate Bond
Class R4

Transamerica Partners Core Bond Portfolio (a series of Transamerica Partners Portfolio (“TPP”))	Transamerica Intermediate Bond
Class I3

Transamerica Partners Government Money Market (a series of TPFG)	Transamerica Government Money Market Bond
Class R

Transamerica Partners Institutional Government Money Market (a series of TPFG II)	Transamerica Government Money Market Bond
Class R4

Transamerica Partners Government Money Market Portfolio (a series of TPP)	Transamerica Government Money Market Bond
Class I3

Transamerica Partners High Yield Bond (a series of TPFG)	Transamerica High Yield Bond
Class R

Transamerica Partners Institutional High Yield Bond (a series of TPFG II)	Transamerica High Yield Bond
Class R4

Transamerica Partners High Yield Bond Portfolio (a series of TPP)	Transamerica High Yield Bond
Class I3

Transamerica Partners International Equity (a series of TPFG)	Transamerica International Equity
Class R

Transamerica Partners Institutional International Equity (a series of TPFG II)	Transamerica International Equity
Class R4

Transamerica Partners International Equity Portfolio (a series of TPP)	Transamerica International Equity
Class I3

Transamerica Partners Mid Growth (a series of TPFG)	Transamerica Mid Cap Growth
Class R

Transamerica Funds

October 13, 2016

Transamerica Partners Institutional Mid Growth (a series of TPFG II)	Transamerica Mid Cap Growth
Class R4

Transamerica Partners Mid Growth Portfolio (a series of TPP)	Transamerica Mid Cap Growth
Class I3

Transamerica Partners Mid Value (a series of TPFG)	Transamerica Mid Cap Value Opportunities
Class R

Transamerica Partners Institutional Mid Value (a series of TPFG II)	Transamerica Mid Cap Value Opportunities
Class R4

Transamerica Partners Mid Value Portfolio (a series of TPP)	Transamerica Mid Cap Value Opportunities
Class I3

Transamerica Partners Small Core (a series of TPFG)	Transamerica Small Cap Core
Class R

Transamerica Institutional Partners Small Core (a series of TPFG II)	Transamerica Small Cap Core
Class R4

Transamerica Partners Small Core Portfolio (a series of TPP)	Transamerica Small Cap Core
Class I3

Transamerica Partners Small Growth (a series of TPFG)	Transamerica Small Cap Growth
Class R

Transamerica Partners Institutional Small Growth (a series of TPFG II)	Transamerica Small Cap Growth
Class R4

Transamerica Partners Small Growth Portfolio (a series of TPP)	Transamerica Small Cap Growth
Class I3

Transamerica Partners Small Value (a series of TPFG)	Transamerica Small Cap Value
Class R

Transamerica Partners Institutional Small Value (a series of TPFG II)	Transamerica Small Cap Value
Class R4

Transamerica Partners Small Value Portfolio (a series of TPP)	Transamerica Small Cap Value
Class I3